Exibhit 99.1

IDEAYA Appoints Garret Hampton, Ph.D., to the Board of Directors,

an Industry Leader in Precision Medicine Oncology and Diagnostics

-	Dr. Garret Hampton serves as President, Clinical Sequencing and Oncology at Thermo Fisher Scientific, and held leadership roles at Illumina and Genentech

South San Francisco, CA, June 30, 2020 – IDEAYA Biosciences, Inc. (NASDAQ:IDYA), an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics based on Synthetic Lethality, announced the appointment of Garret Hampton, Ph.D., to its Board of Directors.

Dr. Hampton brings over 25 years of industry experience and currently serves as President, Clinical Sequencing and Oncology at Thermo Fisher Scientific.  He previously served as Senior Vice President, Clinical Genomics at Illumina.  Prior to Ilumina, Dr. Hampton was the Global Head of Oncology Biomarker Development and Companion Diagnostics at Genetech / Roche and chair of the Roche / Foundation Medicine Joint R&D Committee. Through these roles, Dr. Hampton has become a thought leader in the area of precision medicine oncology, including next generation sequencing, cancer genomics, and companion diagnostics.

“Garret brings deep industry experience from translational research, biomarker discovery and validation to approved companion diagnostics, and this wealth of knowledge will be invaluable to IDEAYA as it advances its broad pipeline of Synthetic Lethality programs into the clinic, each with a molecularly-defined biomarker hypothesis,” said Tim Shannon, M.D., Chairman of IDEAYA’s Board of Directors.

IDEAYA believes global access to molecular diagnostics for oncology patients, particularly in Asia, is key to the development of targeted oncology medicines.  The company continues to advance its Genomics Profiling Initiative (GPI) – leveraging various molecular platforms  to identify patients that are most likely to benefit from the company’s Synthetic Lethality programs, including MTAP-deletion which is present in approximately 15% of all solid tumors.

“Garret’s expertise in the area of biomarker discovery and development will be instrumental as we advance our MAT2A Synthetic Lethality program into the clinic targeting the MTAP-deletion patient population, as well as pursue our broader global strategy to identify novel Synthetic Lethal targets and patient biomarkers,” said Yujiro S. Hata, President and Chief Executive Officer, at IDEAYA.

“IDEAYA is a leader in Synthetic Lethality, an emerging field of precision medicine oncology.  Synthetic Lethality includes exciting new opportunities in translational research and biomarker discovery, all areas that are anticipated to flourish with the enhanced global access to next generation sequencing.  I’m delighted to join IDEAYA’s Board of Directors as the company advances its broad pipeline of Synthetic Lethality based therapies, and pursues its mission to deliver transformative precision medicines to cancer patients,” said Dr. Hampton.

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About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of Synthetic Lethality-based therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including synthetic lethality – which represents an emerging class of precision medicine targets.

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the role of molecular diagnostics in the development of targeted oncology medicines and (ii) the effect of Dr. Hampton’s expertise on IDEAYA’s programs. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on May 12, 2020, and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

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Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
pstone@ideayabio.com